Exhibit 10.1

SETTLEMENT AGREEMENT

This Settlement Agreement is made on and entered into as of November 24, 2009, between Yayi International Inc. (formerly known as Ardmore Holding Corporation), a Delaware corporation (the “Company”) and each of the several holders of Notes and Warrants (as defined below) named in Schedule I hereto (each such holder, a “Holder” and, collectively, the “Holders”).

RECITALS

Pursuant to the Amended and Restated Securities Purchase Agreement, dated as of May 12, 2008, between the Company and each purchaser party thereto (the “Purchase Agreement”), the Company issued an aggregate of 52 units consisting of (i) an 8% convertible promissory note in the principal amount of $25,000 and (ii) the Company’s series A warrants to subscribe for 11,575 shares of the Company’s common stock, or in the aggregate $1,300,000 principal amount of 8% convertible promissory notes (the “Notes”) and series A warrants to subscribe for 601,900 shares of the Company’s common stock (the “Warrants”).

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement, dated as of May 12, 2008, with the Purchasers (the “Registration Rights Agreement”) pursuant to which the Company granted registration rights to the Purchasers in respect of the Company’s common stock issuable upon conversion of the Notes or exercise of the Warrants.

The Company has not filed any registration statement in accordance with the terms of the Registration Rights Agreement.

In full settlement of the Company’s obligations under the Registration Rights Agreement and the claims of the Holders thereunder, the Company and each Holder hereby agree as follows:

AGREEMENT

1.

Conversion. Each Holder will convert the entire principal amount of and accrued interest on all of the Notes held by such Holder into the Company’s common stock at a conversion price of $1.08 per share. Each Holder will deliver on the date hereof all of its Notes together with the prescribed Conversion Notice for conversion on December 6, 2009. The Company will cause shares of common stock, without any restrictive legends, to be issued and delivered to the Holders pursuant to the Conversion Notices.

2.

Adjustment of Warrant Exercise Price. In accordance with Section 8 of the Warrants, the Company hereby notifies each Holder and confirms that the Warrant Price (as defined in the Warrants) has been adjusted to $0.98 per share of common stock. The Company will cause shares of common stock, without restricted legends, to be issued and delivered to each Holder upon the exercise of the Warrants held by such Holder, provided that the exercise is a cashless exercise pursuant to Section 19 of the Warrants. For this purpose, the Company and each Holder agree that all condition precedents set forth in Section 19 of the Warrants for such cashless exercise are waived, and Holders may elect a cashless exercise of the Warrants at all times.

3.

Liquidated Damages. In full settlement of the Company’s obligations under the Registration Rights Agreement and the claims of the Holders thereunder, the Company will pay to each Holder liquidated damages in the aggregate amount equal to 1/52 of $140,000 for each $25,000 principal amount of Notes held by such Holder. The Company will fulfill its obligation under this Section 3 by paying to Wellfleet Partners, Inc., as representative of the Holders, an aggregate of $140,000 on or before December 6, 2009, for pro rata distribution to the Holders. Upon making such payment, the Registration Rights Agreement will, as between the Company and each Holder, terminate and all obligations of the Company thereunder will be discharged and all claims against the Company arising therefrom will be released.

4.

Effectiveness. This Agreement takes effect on the date hereof upon execution by all parties hereof, including all the Holders.

5.

Governing Law. This Agreement is governed by the laws of the State of New York.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement as of the date first written above.

YAYI INTERNATIONAL INC.

By:
Name:	Li LIU
Title:	Chairwoman and CEO

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS]

Name of Holder: __________________________

Signature of Authorized Signatory of Holder: __________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________